                                                                    EXHIBIT 10.6

                           NON-COMPETITION AGREEMENT


          This NON-COMPETITION AGREEMENT (THIS "AGREEMENT"), entered into and made effective as of July ___, 1997, the closing date (THE "CLOSING DATE") of the public offering of Common Stock on a Form S-11 Registration Statement (THE "REGISTRATION STATEMENT") of IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC., a Maryland corporation (THE "COMPANY"), is by and between IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., a Maryland corporation ("IMH"), ICI Funding Corporation, a California corporation ("ICIFC"), the Company, and Imperial Commercial Capital Corporation, a California corporation ("ICCC") with reference to the following facts:

                                   BACKGROUND

          A. The Company has filed a Registration Statement on Form S-11 pursuant to the Securities Act of 1933 (THE "OFFERING").

          B. Pursuant to that certain Contribution Agreement, effective as of the Closing Date, between the Company and IMH, in exchange for the transfer by IMH to the Company of 100% of the non-voting Preferred Stock of ICCC presently owned by IMH, the Company has agreed to issue to IMH 95,000 shares of ICH Class A Common Stock (THE "SHARES") The transactions described in this paragraph are referred to herein as the "CONTRIBUTION TRANSACTION."

          C. The Company was formed for the purpose of originating, purchasing, securitizing and selling Commercial Mortgages (as defined in the Registration Statement) and investing in Commercial Mortgages and commercial mortgage-backed securities ("CMBSS").

          D. ICCC is the conduit operations of ICH; ICH owns 100% of the non-voting Preferred Stock of ICCC which represents 95% of the economic interest. ICIFC is the conduit operations of IMH; IMH owns 100% of the non-voting Preferred Stock of ICIFC which represents 99% of the economic interest.

          E. IMH and ICIFC has agreed not to compete with the Company and ICCC in the certain businesses that are more particularly described herein, in the geographical locations and for the term described herein.

          F. IMH's trade secrets in those businesses in which it has agreed not to compete include certain non-public, confidential information concerning product and service marketing plans and strategy, customer needs and peculiarities, customer lists and other detailed information (THE "TRADE SECRETS").

          G. The Company would not enter into the Contribution Agreement unless it was assured that IMH and ICIFC would execute this Agreement.

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          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

          1.   Non-Competition.
               ---------------

          (a) Except as set forth below, for a period of the earlier of nine (9) months from the Closing Date of the Company's Offering or the date on which the Company accumulates (for investment or sale) $300,000,000 of Commercial Mortgages and/or CMBSs, neither IMH nor any of its affiliate companies, including ICIFC, shall originate, purchase or otherwise acquire or sell any Commercial Mortgages and/or CMBSs. Notwithstanding the foregoing, this Agreement shall not preclude IMH or ICIFC from purchasing any Commercial Mortgages or CMBSs as permitted under that certain Right of First Refusal Agreement by and among IMH, ICIFC, the Company, ICCC and REIT Advisors, Inc., of even date herewith, a copy of which is attached hereto as Exhibit "A." This covenant not to compete shall be limited to those states and those counties and cities set forth on Exhibit "B" attached hereto. The aforementioned businesses in which IMH has agreed not to compete shall be referred to herein as the "BUSINESSES."

          (b) The parties intend that the covenant contained in this Section 1 shall be construed as a series of separate covenants, one for each county specified in Exhibit "B" hereto. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section 1. If, in any judicial proceedings, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (c) Nothing contained in this Agreement shall be deemed to preclude IMH or ICIFC from purchasing or owning, directly or beneficially, as a passive investment, five percent (5%) or less of any class of a publicly traded securities of any entity if it does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such entity.

          2.   Trade Secrets.
               -------------

          Each of IMH and ICIFC recognizes and acknowledges that the Trade Secrets are valuable, special and unique assets of the Businesses. Each of IMH and ICIFC shall keep all Trade Secrets confidential and not disclose such Trade Secrets or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

          3.   Acknowledgment.
               --------------

          Each of IMH and ICIFC acknowledges and agrees that the covenants referred to in Sections 1 and 2 hereof are given in consideration of the issuance by the Company of the Shares to IMH pursuant to the Contribution Agreement.

          4.   Injunctive Relief.
               -----------------

          Each of IMH and ICIFC hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 1 and 2, herein and, accordingly, that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages or enforce any other of its legal and/or equit able rights or defenses.

          5.   Severable Provisions.
               --------------------

          The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          6.   Reference Provision.
               -------------------

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Orange County, California in accordance with the provisions of the Judicial Arbitration and Mediation Services, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (THE "COURT"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to the California Code of Civil Procedure Section 644 in any court in the State of California having jurisdiction.

          (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

          (c) The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgment at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

          7.   Binding Agreement. This Agreement shall inure to the benefit of
               -----------------
and shall be binding upon the parties hereto and their successors and assigns.

          8.   Captions. The Section captions are inserted only as a matter of
               --------
convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          9.   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between the parties hereto.

          10.  Amendments.    This Agreement shall not be amended, changed,
               ----------
modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or
assigns, or otherwise as provided herein.   The parties hereto agree that in no
event shall an oral modification of this Agreement be enforceable or valid.

          11.  Governing Law. This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of California applicable to contracts made and performed in said state, without regard to conflicts of laws principals.

          12.  Notices.  All notices and other communications under this
               -------
Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

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     If to the Company or ICCC, to:

          c/o Imperial Credit Commercial Holdings, Inc.
          20371 Irvine Avenue
          Santa Ana Heights, California 92707
          Telephone: (714) 556-0122
          Facsimile:  (714) 438-2699
          Attention:  Joseph R. Tomkinson
                      Chief Executive Officer

     If to IMH or ICIFC, to:

          c/o Imperial Credit Mortgage Holdings, Inc.
          20371 Irvine Avenue
          Santa Ana Heights, California 92702
          Telephone: (714) 556-0122
          Facsimile: (714) 438-2150
          Attention: William S. Ashmore
                           President

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

          13.  Waiver.  Any forbearance by a party to this Agreement in
               ------
exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.

          14.  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

          15.  Attorney's Fees.  In the event that any party shall bring an
               ---------------
action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

          16.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when so executed shall be deemed to be an original, and which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement is made as of the day and year first above written.


                         IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                         a Maryland corporation


                         By:_______________________________
                            Name:   William S. Ashmore
                            Title:    President


                         ICI FUNDING CORPORATION
                         a California corporation


                         By:_______________________________
                            Name:  William S. Ashmore
                             Title:  President


                         IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
                         a Maryland corporation



                         By:_______________________________
                            Name:   Joseph R. Tomkinson
                            Title:    Chief Executive Officer


                         IMPERIAL COMMERCIAL CAPITAL CORPORATION
                         a California corporation



                         By:_______________________________
                             Name:  Joseph R. Tomkinson
                             Title:  Chief Executive Officer

                                       6
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                                  EXHIBIT "A"
                                  -----------

                        RIGHT OF FIRST REFUSAL AGREEMENT

                                       7
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                                  EXHIBIT "B"
                                  -----------


               The geographic areas to which the non-competition provisions of
     Section 1 apply are as follows:

                                       8